


<ARTICLE> 5
<LEGEND>
Ford Credit's Condensed Consolidated Balance Sheet is unclassified. Therefore, the following tags listed below are not applicable to Ford Credit: Current
Assets and Current Liabilities. Information relating to earnings per share is not presented because Ford Credit is an indirect wholly owned subsidiary of Ford
Motor Company.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                           1,220
<SECURITIES>                                       830
<RECEIVABLES>                                   78,915
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                 120,902
<CURRENT-LIABILITIES>                                0
<BONDS>                                        100,326
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                            25
<OTHER-SE>                                       9,583
<TOTAL-LIABILITY-AND-EQUITY>                   120,902
<SALES>                                              0
<TOTAL-REVENUES>                                 2,457
<CGS>                                                0
<TOTAL-COSTS>                                    1,495
<OTHER-EXPENSES>                                   843
<LOSS-PROVISION>                                   652
<INTEREST-EXPENSE>                               3,236
<INCOME-PRETAX>                                    962
<INCOME-TAX>                                       379
<INCOME-CONTINUING>                                555
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       555
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0



